[SULLIVAN & WORCESTER LLP LETTERHEAD]

                                                                   May 21, 2003


Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York  10019-6099

         Re:      Credit Suisse Fixed Income Fund
                  Registration Statement on Form N-14
                  -----------------------------------

Ladies and Gentlemen:

         You have requested our opinion as to certain matters of Massachusetts law in connection with the filing by Credit Suisse Fixed Income Fund, a Massachusetts business trust with transferable shares (the "Trust"), of the Trust's Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended, relating to the registration of shares of beneficial interest, par value $.001 per share (the "Shares") of the Trust in connection with the proposed acquisition by the Trust of all of the assets of Credit Suisse Investment Grade Bond Fund, Inc., a Maryland corporation, in exchange for the Shares and the assumption of certain liabilities pursuant to an Agreement and Plan of Reorganization, a form of which is included in the Registration Statement (the "Plan").

         We have examined and are familiar with the Trust's Agreement and Declaration of Trust filed with the Secretary of The Commonwealth of Massachusetts on January 20, 1987, as amended to date (the "Declaration"), the Bylaws of the Trust, the Registration Statement, substantially in the form in which it is to be filed with the Securities and Exchange Commission (the "SEC"), the actions of the Trustees to authorize the issuance of the Shares, an Officer's Certificate of the Trust and certificates of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

         Based upon and subject to the foregoing, and subject to the qualification stated in the first unnumbered paragraph following paragraph 2, below, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:


     1. The Trust has been duly organized and is validly existing as a business trust under the laws of The Commonwealth of Massachusetts.

     2. The Shares to be issued as contemplated in the Plan have been duly authorized, and, subject to the receipt by the Trust of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable shares of the Trust under the laws of The Commonwealth of Massachusetts.

         With respect to the opinion stated in paragraph 2 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

         You may rely upon the foregoing opinions in rendering your opinion letter on the same matters which is to be filed as an exhibit to the Registration Statement, and we hereby consent to the reference to us in the Registration Statement, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

         The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof or to reflect circumstances which may hereafter come to our attention.

         This opinion is solely for your benefit and that of the Trust and may not be otherwise quoted or relied upon by any person or entity without our prior express written consent.

                                                 Very truly yours,

                                                 /s/ SULLIVAN & WORCESTER LLP

                                                 SULLIVAN & WORCESTER LLP